EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-91524, 333-100312, 333-100313, 333-122333, 333-131628, 333-132880, 333-134375, 333-150780, 333-150782, 333-162960, 333-176282, 333-176285, 333-176286, 333-191311, 333-204310, and 333-238910) on Form S-8 and (No. 333-255945) on Form S-3 of our report dated November 22, 2022, with respect to the consolidated financial statements of Skyworks Solutions, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Irvine, California
November 22, 2022